Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2022

Returns Capital to Shareholders Through Additional Share Repurchases and Dividends

IRVINE, CA – November 8, 2022 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the lodging industry, today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Operational Results (as compared to Third Quarter 2021):

●	Net Income (Loss): Net income was $20.5 million as compared to a net loss of $22.1 million.
●	Comparable Portfolio RevPAR: RevPAR at the comparable 12 hotels the Company owned during both 2022 and 2021 plus The Confidante Miami Beach (the “Comparable Portfolio”), increased 49.0% to $207.18. The average daily rate was $287.75 and occupancy was 72.0%.
●	Total Portfolio RevPAR: RevPAR at the 15 hotels, which includes the Comparable Portfolio, the Montage Healdsburg and the Four Seasons Resort Napa Valley (the “Total Portfolio”), was $222.50. The average daily rate was $311.62 and occupancy was 71.4%.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest increased 80.6% to $63.8 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 118.2% to $0.24. In 2022, the Company changed its presentation of Adjusted FFO attributable to common stockholders to exclude the noncash amortization expense associated with deferred stock compensation. Adjusted FFO attributable to common stockholders for the prior periods presented in this release have also been adjusted to exclude this expense. The per share impact of this change as compared to the Company’s prior presentation is $0.01 for both of the third quarters of 2022 and 2021.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “We are pleased with our operating results in the third quarter which reflect continued strength in leisure travel and incremental growth in corporate and group demand. During the quarter, our operators aggressively grew room rates and delivered operating margins that were near pre-pandemic levels, despite rising costs. We are particularly encouraged by the increasing business volume we saw in September at our urban and group-oriented hotels which contributed to comparable portfolio monthly RevPAR that was above 2019 levels for the first time since the pandemic began. These positive trends have continued into October with our portfolio maintaining strong rates as occupancy continues to rebuild.”

Mr. Giglia continued, “During the third quarter, we successfully allocated capital by making strategic investments in our portfolio, initiating a value enhancing repositioning of our recently acquired resort in Miami and returning additional capital to our shareholders. We recently completed the guestroom renovation at the Hyatt Regency San Francisco and continued to advance the Westin conversion at our hotel in Washington, DC. These internal investments are expected to provide strong returns by enabling the hotels to better capture additional business as corporate and group events increasingly return to these markets. We are pleased with the initial performance of our recently acquired hotel in Miami, which is pacing ahead of expectations leading up to the start of its transformation to Andaz Miami Beach next year. Additionally, we continue to return capital to our shareholders through quarterly dividends and additional share repurchases. Our balance sheet retains capacity for additional capital deployment, and we continue to explore ways to recycle capital into higher growth opportunities.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change		2022	2021	Change

Net Income (Loss)	$20.5	$(22.1)	192.6%		$73.3	$(105.3)	169.6%
Income (Loss) Attributable to Common Stockholders per Diluted Share	$0.08	$(0.13)	161.5%		$0.27	$(0.56)	148.2%

Comparable Portfolio RevPAR (1)	$207.18	$139.09	49.0%		$194.66	$101.49	91.8%

Comparable Portfolio Occupancy (1)	72.0%	53.7%	1,830	bps	67.1%	42.8%	2,430	bps
Comparable Portfolio ADR (1)	$287.75	$259.02	11.1%		$290.10	$237.13	22.3%

Total Portfolio RevPAR (2)	$222.50	N/A	N/A		$208.84	N/A	N/A

Total Portfolio Occupancy (2)	71.4%	N/A	N/A		66.7%	N/A	N/A
Total Portfolio ADR (2)	$311.62	N/A	N/A		$313.10	N/A	N/A

Comparable Portfolio Adjusted EBITDAre Margin (1)	30.4%	23.4%	700	bps	31.1%	15.2%	1,590	bps

Adjusted EBITDAre, excluding noncontrolling interest	$63.8	$35.4	80.6%		$165.0	$36.0	358.0%
Adjusted FFO Attributable to Common Stockholders	$51.3	$23.4	119.2%		$130.9	$0.3	42,816.4%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.24	$0.11	118.2%		$0.61	$—	N/A

(1)	Comparable Portfolio operating statistics presented here and elsewhere in this release include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022.
(2)	The Total Portfolio consists of all 15 hotels owned by the Company as of September 30, 2022. Total Portfolio operating statistics presented here and elsewhere in this release include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022. The Total Portfolio includes the Company’s ownership results for the Montage Healdsburg and the Four Seasons Resort Napa Valley, which were acquired in April 2021 and December 2021, respectively. Both the Montage Healdsburg and the Four Seasons Resort Napa Valley are newly-developed hotels which opened on limited bases in December 2020 and October 2021, respectively. Prior year information is not comparable.

Third Quarter 2022 Highlights

●	Completed the previously announced Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) which expanded the Company’s unsecured borrowing capacity and extended the maturity of the in-place term loans. The Amended Credit Agreement continues to provide for a $500.0 million revolving credit facility and increased the aggregate amount of the Company’s two term loans from $108.3 million to $350.0 million. The facilities bear interest pursuant to a leverage-based pricing grid ranging from 1.35% to 2.25% over the applicable adjusted term SOFR. The $500.0 million revolving credit facility has two six-month extension options, which would result in an extended maturity of July 2027. The two term loan facilities each have a balance of $175.0 million and mature in July 2027 and January 2028. The Company utilized the proceeds received from the incremental borrowing on the term loans to fully repay the $230.0 million that was outstanding on its revolving credit facility.
●	Repurchased $20.0 million of the Company's common stock as of November 4, 2022 (including $11.3 million repurchased subsequent to the end of the third quarter) at an average purchase price of $9.73 per share. The average purchase price per share represents a substantial discount to consensus estimates of NAV and implies a highly attractive valuation multiple on the Company’s stabilized cash flow.
●	Completed the renovation at the Hyatt Regency San Francisco. As part of the project, the guestrooms and bathrooms were renovated including the replacement of casegoods and softgoods and the conversion of most bathtubs to showers.

Recent Developments

Stock Repurchase Program: During the first nine months of 2022, the Company repurchased 7,995,560 shares of its common stock at an average purchase price of $10.82 per share. Year to date through November 4, 2022, the Company has repurchased a total of 9,166,351 shares of its common stock at an average price per share of $10.67 for a total repurchase amount before expenses of $97.8 million, leaving $402.2 million of authorized capacity remaining under the Company’s stock repurchase program.

Capital Investments: The Company invested $34.9 million and $97.5 million into its portfolio during the third quarter and first nine months of 2022, respectively. The majority of the investment consisted primarily of additional progress on the renovation of the Renaissance Washington DC in preparation for its conversion to the Westin brand in 2023, and a rooms renovation at the Hyatt Regency San Francisco which has now been completed. These projects are expected to drive incremental growth upon completion and will further enhance the earnings potential and value of these well-located hotels. In 2022, the Company expects to invest approximately $130 million to $140 million into its portfolio.

Corporate Responsibility Report: In November, the Company published its updated Corporate Responsibility Report. The report includes details on Sunstone’s progress on its Environmental, Social and Governance (“ESG”) initiatives during 2021 and its commitment to enhance its ESG program into 2022. A copy of the report can be found on the Corporate Responsibility page of the Company’s website.

Balance Sheet and Liquidity Update

As of September 30, 2022, the Company had $167.8 million of cash and cash equivalents, including restricted cash of $50.3 million, total assets of $3.1 billion, including $2.9 billion of net investments in hotel properties, total debt of $816.6 million and stockholders’ equity of $2.1 billion.

Operations Update

Operating statistics for the Total Portfolio were as follows:

	July	August	September	Third Quarter	October
	2022	2022	2022	2022	2022 (1)
RevPAR	$232.91	$205.57	$228.93	$222.50	$249.42
Occupancy	73.8%	69.2%	71.1%	71.4%	75.3%
Average Daily Rate	$315.59	$297.07	$321.98	$311.62	$331.23

Operating statistics for the Comparable Portfolio were as follows:

	July		August		September		Third Quarter		October
	2022		2022		2022		2022		2022 (1)
RevPAR	$218.55		$193.81		$209.58		$207.18		$231.25
Occupancy	74.6%		69.9%		71.6%		72.0%		75.9%
Average Daily Rate	$292.96		$277.27		$292.71		$287.75		$304.68

	July		August		September		Third Quarter		October
	2019		2019		2019		2019		2019
RevPAR	$222.52		$201.12		$208.05		$210.49		$236.74
Occupancy	87.6%		85.9%		80.9%		84.8%		88.0%
Average Daily Rate	$254.02		$234.13		$257.17		$248.22		$269.02

	Change 2022 vs. 2019
RevPAR	(1.8)%		(3.6)%		0.7%		(1.6)%		(2.3)%
Occupancy	(1,300)	bps	(1,600)	bps	(930)	bps	(1,280)	bps	(1,210)	bps
Average Daily Rate	15.3%		18.4%		13.8%		15.9%		13.3%

October 2022, 2021 and 2019 results for the Comparable Portfolio included the following ($ in millions, except RevPAR and ADR):

	October
	2022 (1)	2021	2019	Change 2022 vs. 2021
Room Revenue	$53.9	$32.9	$55.2	63.8%

RevPAR	$231.25	$141.29	$236.74	63.7%
Occupancy	75.9%	55.7%	88.0%	2,020	bps
Average Daily Rate	$304.68	$253.66	$269.02	20.1%

(1)	October 2022 results are preliminary and may be adjusted during the Company’s month-end close process.

Dividend Update

On November 7, 2022, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock, as well as cash dividends of $0.124162 per share payable to its Series G cumulative redeemable preferred stockholder, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The dividends will be paid on January 17, 2023 to stockholders of record as of December 30, 2022.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter 2022 financial results on November 8, 2022, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-888-330-3573 and reference conference ID 4831656 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 15 hotels comprised of 7,735 rooms, the majority of which are operated under nationally recognized brands. Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership and disposition of hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact the COVID-19 pandemic has on the Company’s business and the economy, as well as the response of governments and the Company to the pandemic, and how quickly and successfully effective vaccines and therapies are distributed and administered; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; general economic and business conditions, including a U.S. recession or increased inflation, trade conflicts and tariffs, regional or global economic slowdowns and any type of flu or disease-related pandemic that impacts travel or the ability to travel, including COVID-19; the need for business-related travel, including the increased use of business-related technology; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, utility costs, property and liability insurance costs, unanticipated costs such as acts of nature and their consequences and other costs that may not be offset by increased room rates; the ground lease for one of the

Company’s hotels; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; the Company’s hotels may become impaired, which may adversely affect its financial condition and results of operations; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the impact on the Company’s business of potential defaults by the Company on its debt agreements or leases; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; other events beyond the Company’s control, including climate change, natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Acquisition costs: under GAAP, costs associated with acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components (prior to our acquisition of the noncontrolling partner’s equity interest in the partnership in June 2022). We also exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expense recorded on the building lease at the Hyatt Centric Chicago Magnificent Mile (prior to the hotel’s sale in February 2022). We determined that the building lease is a finance lease, and, therefore, we include a portion of the lease payment each month in interest expense. We adjust EBITDAre for the finance lease in order to more accurately reflect the actual rent due to the hotel’s lessor in the current period, as well as the operating performance of the hotel. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives and finance lease obligation as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership components (prior to our acquisition of the noncontrolling partner’s equity interest in the partnership in June 2022). We also exclude the real estate amortization of our right-of-use assets and related lease obligations, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income (loss) to EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$117,588	$120,483
Restricted cash	50,253	42,234
Accounts receivable, net	45,750	28,733
Prepaid expenses and other current assets	14,374	14,338
Assets held for sale, net	—	76,308
Total current assets	227,965	282,096

Investment in hotel properties, net	2,850,225	2,720,016
Operating lease right-of-use assets, net	17,866	23,161
Deferred financing costs, net	5,382	2,580
Other assets, net	8,945	13,196

Total assets	$3,110,383	$3,041,049

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$60,512	$47,701
Accrued payroll and employee benefits	22,413	19,753
Dividends and distributions payable	13,961	3,513
Other current liabilities	68,920	58,884
Current portion of notes payable, net	2,088	20,694
Liabilities of assets held for sale	—	25,213
Total current liabilities	167,894	175,758

Notes payable, less current portion, net	810,909	588,741
Operating lease obligations, less current portion	18,349	25,120
Other liabilities	9,575	11,656
Total liabilities	1,006,727	801,275

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both September 30, 2022 and December 31, 2021, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both September 30, 2022 and December 31, 2021, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both September 30, 2022 and December 31, 2021, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 211,570,211 shares issued and outstanding at September 30, 2022 and 219,333,783 shares issued and outstanding at December 31, 2021	2,116	2,193
Additional paid in capital	2,487,931	2,631,484
Retained earnings	1,017,890	948,064
Cumulative dividends and distributions	(1,685,531)	(1,664,024)
Total stockholders' equity	2,103,656	2,198,967
Noncontrolling interest in consolidated joint venture	—	40,807
Total equity	2,103,656	2,239,774

Total liabilities and equity	$3,110,383	$3,041,049

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues
Room	$158,400	$118,061	$428,893	$236,877
Food and beverage	63,476	27,338	174,717	47,547
Other operating	22,438	22,022	64,299	50,840
Total revenues	244,314	167,421	667,909	335,264
Operating expenses
Room	38,791	32,106	106,594	66,692
Food and beverage	47,181	27,440	125,959	49,088
Other operating	6,440	4,643	17,965	9,934
Advertising and promotion	12,325	8,883	34,420	20,800
Repairs and maintenance	9,382	10,001	27,369	22,678
Utilities	7,708	6,164	19,652	14,998
Franchise costs	4,145	4,181	11,429	7,468
Property tax, ground lease and insurance	19,714	17,528	53,160	47,821
Other property-level expenses	29,032	21,633	83,333	48,177
Corporate overhead	7,879	15,422	27,310	32,066
Depreciation and amortization	31,750	32,585	94,003	96,084
Impairment loss	—	1,014	—	1,014
Total operating expenses	214,347	181,600	601,194	416,820
Interest and other income (loss)	270	2	4,766	(356)
Interest expense	(9,269)	(7,983)	(20,288)	(23,697)
Gain on sale of assets	—	—	22,946	—
(Loss) gain on extinguishment of debt, net	(770)	61	(962)	371
Income (loss) before income taxes	20,198	(22,099)	73,177	(105,238)
Income tax benefit (provision), net	290	(25)	126	(91)
Net income (loss)	20,488	(22,124)	73,303	(105,329)
(Income) loss from consolidated joint venture attributable to noncontrolling interest	—	(933)	(3,477)	1,638
Preferred stock dividends and redemption charges	(3,351)	(6,287)	(10,897)	(17,289)
Income (loss) attributable to common stockholders	$17,137	$(29,344)	$58,929	$(120,980)

Basic and diluted per share amounts:
Basic and diluted income (loss) attributable to common stockholders per common share	$0.08	$(0.13)	$0.27	$(0.56)

Basic weighted average common shares outstanding	211,010	217,709	213,799	215,765
Diluted weighted average common shares outstanding	211,289	217,709	213,869	215,765

Distributions declared per common share	$0.05	$—	$0.05	$—

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$20,488	$(22,124)	$73,303	$(105,329)
Operations held for investment:
Depreciation and amortization	31,750	32,585	94,003	96,084
Interest expense	9,269	7,983	20,288	23,697
Income tax (benefit) provision, net	(290)	25	(126)	91
Loss (gain) on sale of assets	—	12	(22,946)	82
Impairment loss	—	1,014	—	1,014
EBITDAre	61,217	19,495	164,522	15,639

Operations held for investment:
Amortization of deferred stock compensation	2,230	3,165	8,661	10,576
Amortization of right-of-use assets and obligations	(350)	(335)	(1,050)	(1,004)
Amortization of contract intangibles, net	(19)	—	(43)	—
Finance lease obligation interest - cash ground rent	—	(351)	(117)	(1,053)
Loss (gain) on extinguishment of debt, net	770	(61)	962	(371)
Prior year property tax adjustments, net	—	605	—	(1,384)
Hurricane-related losses net of (insurance restoration proceeds)	—	1,621	(2,755)	1,621
Property-level severance related to sold hotel	—	4,562	—	4,562
Lawsuit settlement cost	—	691	—	691
CEO transition costs	—	7,976	—	7,976
Noncontrolling interest:
(Income) loss from consolidated joint venture attributable to noncontrolling interest	—	(933)	(3,477)	1,638
Depreciation and amortization	—	(791)	(1,456)	(2,407)
Interest expense	—	(181)	(374)	(501)
Amortization of right-of-use asset and obligation	—	72	132	217
Lawsuit settlement cost	—	(173)	—	(173)
Adjustments to EBITDAre, net	2,631	15,867	483	20,388

Adjusted EBITDAre, excluding noncontrolling interest	$63,848	$35,362	$165,005	$36,027

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income (Loss) to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$20,488	$(22,124)	$73,303	$(105,329)
Preferred stock dividends and redemption charges	(3,351)	(6,287)	(10,897)	(17,289)
Operations held for investment:
Real estate depreciation and amortization	31,313	31,959	92,796	94,206
Loss (gain) on sale of assets	—	12	(22,946)	82
Impairment loss	—	1,014	—	1,014
Noncontrolling interest:
(Income) loss from consolidated joint venture attributable to noncontrolling interest	—	(933)	(3,477)	1,638
Real estate depreciation and amortization	—	(791)	(1,456)	(2,407)
FFO attributable to common stockholders	48,450	2,850	127,323	(28,085)

Operations held for investment:
Amortization of deferred stock compensation (1)	2,230	3,165	8,661	10,576
Real estate amortization of right-of-use assets and obligations	(288)	87	(868)	249
Amortization of contract intangibles, net	141	—	344	—
Noncash interest on derivatives, net	(39)	(616)	(2,904)	(2,194)
Loss (gain) on extinguishment of debt, net	770	(61)	962	(371)
Prior year property tax adjustments, net	—	605	—	(1,384)
Hurricane-related losses net of (insurance restoration proceeds)	—	1,621	(2,755)	1,621
Property-level severance related to sold hotel	—	4,562	—	4,562
Lawsuit settlement cost	—	691	—	691
CEO transition costs	—	7,976	—	7,976
Preferred stock redemption charges	—	2,624	—	6,640
Noncontrolling interest:
Real estate amortization of right-of-use asset and obligation	—	72	132	217
Lawsuit settlement cost	—	(173)	—	(173)
Noncash interest on derivatives, net	—	(20)	—	(20)
Adjustments to FFO attributable to common stockholders, net	2,814	20,533	3,572	28,390

Adjusted FFO attributable to common stockholders	$51,264	$23,383	$130,895	$305

FFO attributable to common stockholders per diluted share	$0.23	$0.01	$0.59	$(0.13)

Adjusted FFO attributable to common stockholders per diluted share	$0.24	$0.11	$0.61	$—

Basic weighted average shares outstanding	211,010	217,709	213,799	215,765
Shares associated with unvested restricted stock awards	594	296	350	287
Diluted weighted average shares outstanding	211,604	218,005	214,149	216,052

(1)	Amortization of deferred stock compensation has been added to the adjustments to FFO attributable to common stockholders, net for the three and nine months ended September 30, 2021 to conform to the current year’s presentation.

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Comparable Portfolio Adjusted EBITDAre Margin (1)	30.4%	23.4%	31.1%	15.2%

Total revenues	$244,314	$167,421	$667,909	$335,264
Non-hotel revenues (2)	(19)	(22)	(57)	(66)
Reimbursements to offset net losses (3)	—	(1,662)	—	(8,773)
Total Actual Hotel Revenues	244,295	165,737	667,852	326,425
Prior ownership hotel revenues (4)	—	6,802	22,637	23,631
Non-comparable hotel revenues (5)	(24,726)	(15,381)	(70,552)	(25,433)
Sold hotel revenues (6)	—	(19,607)	(3,234)	(33,505)
Comparable Portfolio Revenues	$219,569	$137,551	$616,703	$291,118

Net income (loss)	$20,488	$(22,124)	$73,303	$(105,329)
Non-hotel revenues (2)	(19)	(22)	(57)	(66)
Reimbursements to offset net losses (3)	—	(1,662)	—	(8,773)
Non-hotel operating expenses, net (7)	(270)	(593)	(1,085)	(3,902)
Taxes assessed on commercial rents (8)	115	—	115	—
Property-level prior year property tax adjustments, net	—	605	—	379
Property-level settlements	—	691	—	691
Property-level settlements related to sold hotel	—	—	—	58
Property-level severance related to sold hotel	—	4,562	—	4,562
Property-level hurricane-related restoration expenses (9)	—	1,621	1,614	1,621
Corporate overhead	7,879	15,422	27,310	32,066
Depreciation and amortization	31,750	32,585	94,003	96,084
Impairment loss	—	1,014	—	1,014
Interest and other (income) loss	(270)	(2)	(4,766)	356
Interest expense	9,269	7,983	20,288	23,697
Gain on sale of assets	—	—	(22,946)	—
Loss (gain) on extinguishment of debt, net	770	(61)	962	(371)
Income tax (benefit) provision, net	(290)	25	(126)	91
Actual Hotel Adjusted EBITDAre	69,422	40,044	188,615	42,178
Prior ownership hotel Adjusted EBITDAre (4)	—	464	8,630	3,810
Non-comparable hotel Adjusted EBITDAre (5)	(2,593)	(3,635)	(7,496)	(5,248)
Sold hotel Adjusted EBITDAre (6)	—	(4,742)	2,172	3,400
Comparable Portfolio Adjusted EBITDAre	$66,829	$32,131	$191,921	$44,140

*Footnotes on following page

(1)	Comparable Portfolio Adjusted EBITDAre Margin is calculated as Comparable Portfolio Adjusted EBITDAre divided by Total Comparable Portfolio Revenues.
(2)	Non-hotel revenues include the amortization of any favorable or unfavorable contract intangibles recorded in conjunction with the Company's hotel acquisitions.
(3)	Reimbursements to offset net losses for the third quarter and first nine months of 2021 include $1.7 million and $8.8 million, respectively, at the Hyatt Regency San Francisco as stipulated by the hotel's operating lease agreement.
(4)	Prior ownership hotel revenues and Adjusted EBITDAre include results for The Confidante Miami Beach prior to the Company’s acquisition of the hotel in June 2022. The Company obtained prior ownership information from the hotel’s previous owner during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition. The Company determined the amount to include as pro forma depreciation expense based on the hotel’s actual depreciation expense recognized by the Company in June 2022.
(5)	Non-comparable hotel revenues and Adjusted EBITDAre include results for the Montage Healdsburg and the Four Seasons Resort Napa Valley, acquired in April 2021 and December 2021, respectively.
(6)	Sold hotel revenues and Adjusted EBITDAre for the first nine months of 2022 include results for the Embassy Suites Chicago and the Hilton Garden Inn Chicago Downtown/Magnificent Mile, sold in March 2022, and the Hyatt Centric Chicago Magnificent Mile, sold in February 2022. Sold hotel revenues and Adjusted EBITDAre for the third quarter and first nine months of 2021 also include results for the Embassy Suites La Jolla and the Renaissance Westchester, sold in December 2021 and October 2021, respectively.
(7)	Non-hotel operating expenses, net for the third quarters and first nine months of 2022 and 2021 include the following: the amortization of hotel real estate-related right-of-use assets and obligations; the amortization of a favorable management agreement contract intangible prior to the hotel’s sale in March 2022; prior year property tax credits, net related to sold hotels; and finance lease obligation interest – cash ground rent prior to the hotel’s sale in February 2022.
(8)	Taxes assessed on commercial rents for both the third quarter and first nine months of 2022 include $0.1 million at the Hyatt Regency San Francisco.
(9)	Property-level hurricane-related restoration expenses for the first nine months of 2022 include a total of $1.6 million incurred at the Hilton New Orleans St. Charles and the JW Marriott New Orleans. Property-level hurricane-related restoration expenses for both the third quarter and first nine months of 2021 include a total of $1.6 million incurred at the Hilton New Orleans St. Charles and the JW Marriott New Orleans.